Exhibit 10.1

AMENDMENT NO. 2 TO
SPONSOR SIDE LETTER

This Amendment No. 2 (this “Amendment”), dated as of October 29, 2024 (the “Effective Date”) to the Sponsor Side Letter (as defined below) is entered into by and among (i) Focus Impact Acquisition Corp., a Delaware corporation (the “Company”), and (ii) Focus Impact Sponsor, LLC, a Delaware limited liability company (“Sponsor”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Sponsor Side Letter.

WHEREAS, reference is made to that certain Business Combination Agreement, dated as of September 12, 2023, by and among the Company, Focus Impact Amalco Sub Ltd., a company existing under the laws of the Province of British Columbia (“Amalco Sub”) and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (the “DevvStream”), as amended by that certain First Amendment thereto, dated as of May 1, 2024, and further amended by that certain Amendment No. 2 thereto, dated as of August 10, 2024 (as the same may be amended, supplemented or modified, the “BCA”);

WHEREAS, the Company, Sponsor and certain directors and officers of the SPAC are parties to that certain Letter Agreement, dated as of November 1, 2021 (the “IPO Letter Agreement”);

WHEREAS, the Company and Sponsor are parties to that certain Sponsor Side Letter, dated as of September 12, 2023, as amended by that certain Amendment No. 1, dated May 1, 2024 (as amended, the “Sponsor Side Letter”);

WHEREAS, in connection with closing of the BCA, the parties hereto desire to amend the IPO Letter Agreement and the Sponsor Side Letter as set forth herein;

WHEREAS, reference is made to that certain (i) Subscription Agreement, dated October 29, 2024, by and among the Company, Sponsor and Helena Global Investment Opportunities I Ltd. (“Helena”), (ii) Subscription Agreement, dated October 29, 2024, by and among the Company, Sponsor and White Lion Capital, LLC, (iii) Subscription Agreement, dated October 29, 2024, by and among the Company, Sponsor and FirstFire Global Opportunities Fund LLC, and (iv) Purchase Agreement, dated October 29, 2024, by and between Helena, the Company and Sponsor (the foregoing agreements collectively, the “Transaction Documents”);

WHEREAS, pursuant to the Transaction Documents, among other things, the Sponsor agreed to transfer a number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to each counterparty (the “Consideration Shares”);

WHEREAS, in connection with closing of the BCA, the Sponsor agreed to transfer a number of shares of Common Stock to certain third-party vendors and service providers of the Company and/or DevvStream in lieu of cash in order to satisfy certain obligations of the Company and/or DevvStream (the “Vendor Shares”);

WHEREAS, in consideration for the Sponsor transferring the Consideration Shares and the Vendor Shares, the parties desire to issue to the Sponsor an equivalent number of shares at the closing of the Business Combination (the “Replacement Shares”); and

WHEREAS, Section 3.2 of the Sponsor Side Letter provides that the Sponsor Side Letter may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Transfer Restrictions.  The Company and the Sponsor hereby agree that the transfer of the Consideration Shares and the Vendor Shares, which may be up to 5,750,000 shares of Common Stock in the aggregate, shall not violate the terms of Section 1.4 of the Sponsor Side Letter or Section 5 of the IPO Letter Agreement; provided that the transferees of such shares agree to substantially similar transfer restrictions as set forth in such sections of such agreements for the period prior to the closing of the transactions contemplated by the BCA.

2. Replacement Shares. On the date of the closing of the transactions contemplated by the BCA and in connection therewith, the Company shall issue up a number of shares of Common Stock to the Sponsor, equal to the aggregate number of Consideration Shares and Vendor Shares, taking into account the adjustment to the number of shares of Common Stock outstanding pursuant to the exchange mechanics set forth in the BCA. The Replacement Shares shall be treated as “Sponsor Shares” under the Sponsor Side Letter, and shall be duly authorized, validly issued, fully-paid and nonassessable.  The Replacement Shares shall bear appropriate restrictive legends.

3. Company Consent.  The Company, by executing and delivering a counterpart signature page to this Amendment, hereby consents in all respects to this Amendment.

4. Miscellaneous. The provisions of Sections 3.2 (Amendment and Waiver), 3.3 (Assignment; Third-Party Beneficiaries), 3.4 (Notices) and 3.6 (Miscellaneous) shall apply to this Amendment mutatis mutandis.

5. No Further Amendment. The SPAC and the Sponsor agree that, except as specifically amended hereby, all other provisions of the Sponsor Side Letter shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Side Letter or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Sponsor Side Letter.

6. References. All references to the “Side Letter” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Side Letter”) in the Sponsor Side Letter shall refer to the Sponsor Side Letter as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Sponsor Side Letter (as amended hereby) and references in the Sponsor Side Letter to “the date hereof” and terms of similar import shall in all instances continue to refer to September 12, 2023.

7. Effect of Amendment. This Amendment shall form a part of the Sponsor Side Letter for all purposes, and each party hereto and thereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Sponsor Side Letter shall be deemed a reference to the Sponsor Side Letter as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

SPAC: FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

SPONSOR: FOCUS IMPACT SPONSOR LLC

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Sponsor Side Letter]

Acknowledged and agreed
as of the Effective Date:

COMPANY: DEVVSTREAM HOLDINGS, INC.

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Sponsor Side Letter]